Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OMNICOMM SYSTEMS, INC.

ARTICLE I

The name of the corporation is OmniComm Systems, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share and are to be of one class.

ARTICLE V

Election of members to the Board of Directors need not be by written ballot unless and except to the extent that the Bylaws of the Corporation shall so require.

Meetings of the stockholders of the Corporation may be held within or outside of the State of Delaware, as the Bylaws of the Corporation may provide. Unless otherwise designated from time to time in the Bylaws of the Corporation or by the Board of Directors, the books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) within or outside of the State of Delaware, including at the principal executive offices of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation are expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, alter or repeal any Bylaw of the Corporation, whether adopted by them or otherwise, to the extent required by the General Corporation Law of the State of Delaware.

ARTICLE VII

The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL; provided, however, that, to the extent required by applicable law, the foregoing clause shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII

(a) The Corporation shall indemnify and hold harmless to the fullest extent permitted under and in accordance with the laws of the State of Delaware, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “Proceeding”) by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee while serving as a director, officer or employee, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Chancery Court of the State of Delaware (the “Court of Chancery”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b) If a claim under paragraph (a) of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Expenses incurred in defending a civil or criminal action, suit or Proceeding shall (in the case of any action, suit or Proceeding against a director of the Corporation) or may, as authorized by the Board of Directors, to the fullest extent not prohibited by law (in the case of any action, suit or Proceeding against an officer, trustee, employee or agent), be paid by the Corporation in advance of the final disposition of such action, suit or Proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

(d) The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director or employee. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation or any person (other than a person who is entitled to indemnification under clause (a) of this Article VIII) who was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f) Neither the amendment nor repeal of this Article VIII (by merger, consolidation or otherwise), nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(g) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The rights to indemnification and advancement of expenses conferred upon directors and officers of the Corporation in this Article VIII shall be contract rights, shall vest when such person becomes a director or officer of the Corporation and shall continue as vested contract rights. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX

Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, at any special meeting of the stockholders of the Corporation called for such purpose, or by written consent or consents of the stockholders pursuant to Article V, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director or other affiliate of either ABRY Partners IX, L.P., on behalf of its investment funds (“ABRY”), or any of its respective affiliates (collectively, the “Managers”) and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her ABRY-related capacity, as the case may be, or ABRY, to the fullest extent permitted by applicable law, as the case may be, or its affiliates and (y) the Corporation, the Covered Manager Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim, that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Manager Person in writing, solely in his or her capacity as an officer or director of the Corporation, shall belong to the Corporation.

Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

This Article IX may not be amended, modified or repealed without the prior written consent of each of the Managers.

In the event of a conflict between this Article IX and any other Article or provision of this Certificate of Incorporation, this Article IX shall prevail under all circumstances.

ARTICLE X

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII

From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the DGCL or other statutes or laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to this reservation.